Exhibit 99.6

DENALI CAPITAL ACQUISITION CORP.

437 Madison Avenue, 27th Floor

New York, New York 10022

(646) 978-5180

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [ ], 2025

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice dated [ ], 2025 and proxy statement, dated [ ], 2025, in connection with the extraordinary general meeting of shareholders of Denali Capital Acquisition Corp. (the “Company”) to be held at the offices of US Tiger Securities, Inc. located at 437 Madison Avenue, 27th Floor, New York, New York 10022 at [ ], Eastern time, on [ ], 2025 (the “extraordinary general meeting”) for the sole purpose of considering and voting upon the following proposals, and hereby appoints [ ] and [ ] (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all of the ordinary shares of the Company registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS, IF PRESENTED. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the extraordinary general meeting of Shareholders to be held on [ ], 2025: This notice of meeting and the accompanying proxy statement are available at [ ].

Proposal 1 — The Business Combination Proposal	FOR	AGAINST	ABSTAIN

“RESOLVED, AS AN ORDINARY RESOLUTION THAT, the transactions contemplated under the Agreement and Plan of Merger, dated as of August 30, 2024 (as it may be amended or restated from time to time in accordance with its terms, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 16, 2025, (“Amendment No. 1 to Merger Agreement”) and Amendment No. 2 to Agreement and Plan of Merger, dated as of July 22, 2025, (“Amendment No. 2 to Merger Agreement”) the “Merger Agreement”), by and among Denali, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”), and Semnur Pharmaceuticals, Inc., a Delaware corporation (“Semnur”) and majority owned subsidiary of Scilex Holding Company (“Scilex”), with Semnur surviving the merger (the “Business Combination”), copies of each of which are attached to this proxy statement/prospectus as Annex A-1, Annex A-2 and Annex A-3, respectively, be and are hereby approved and adopted (such proposal, the “Business Combination Proposal”). The Business Combination Proposal is conditioned on the approval of the other Condition Precedent Proposals (as defined below).”	☐	☐	☐

Proposal 2 — The Domestication Proposal	FOR	AGAINST	ABSTAIN

“RESOLVED, AS A SPECIAL RESOLUTION THAT, (a) the change of the domicile of Denali pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and the de-registration of Denali in the Cayman Islands pursuant to Article 47.1 of the Current Denali Charter (the “Domestication”) and the approval of the Amended and Restated Certificate of Incorporation of Semnur Pharmaceuticals, Inc., a copy of which is attached as Annex B and the Amended and Restated Bylaws of Semnur Pharmaceuticals, Inc., a copy of which is attached as Annex C under Delaware law of Denali, in each case, prior to the time at which the merger contemplated by the Agreement and Plan of Merger, dated as of August 30, 2024, by and among Denali, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali and Semnur Pharmaceuticals, Inc. (“Semnur”), a Delaware Corporation, with Semnur surviving the merger, becomes effective, be and are hereby approved and adopted; and (b) conditional upon, and with effect from the registration of Denali in the State of Delaware as a corporation under the laws of the State of Delaware, the registered office of Denali be changed to 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808 (such proposal, the “Domestication Proposal”). The Domestication Proposal is conditioned on the approval of the other Condition Precedent Proposals.”	☐	☐	☐

Proposal 3 — The Charter Approval Proposal	FOR	AGAINST	ABSTAIN

“RESOLVED, AS A SPECIAL RESOLUTION THAT, in connection with the change of the domicile of Denali pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and the de-registration of Denali in the Cayman Islands (the “Domestication”), the replacement of Denali’s Amended and Restated Memorandum and Articles of Association, as in effect as of the date hereof, with the proposed certificate of incorporation of Denali, in the form attached to this proxy statement/prospectus as Annex B, to be effective immediately following the completion of the change of the domicile of Denali pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and the de-registration of Denali in the Cayman Islands and prior to the time at which the merger contemplated by the Agreement and Plan of Merger, dated as of August 30, 2024, by and among Denali, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali and Semnur Pharmaceuticals, Inc. (“Semnur”), a Delaware Corporation, with Semnur surviving the merger, becomes effective, be and is hereby approved and adopted (such proposal, the “Charter Approval Proposal”). The Charter Approval Proposal is conditioned on the approval of the other Condition Precedent Proposals.”	☐	☐	☐

Proposal 4 — The Bylaws Approval Proposal	FOR	AGAINST	ABSTAIN

“RESOLVED, AS A SPECIAL RESOLUTION THAT, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of August 30, 2024, by and among Denali, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali and Semnur Pharmaceuticals, Inc. (“Semnur”), a Delaware Corporation, with Semnur surviving the merger (the “Business Combination”), the bylaws, in the form attached to this proxy statement/prospectus as Annex C, to be effective immediately following the completion of the change of the domicile of Denali pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and the de-registration of Denali in the Cayman Islands and prior to the time at which the Business Combination becomes effective, be and are hereby approved and adopted (such proposal, the “Bylaws Approval Proposal”). The Bylaws Approval Proposal is conditioned on the approval of the other Condition Precedent Proposals.”	☐	☐	☐

Proposal 5 — The Advisory Governance Proposals	FOR	AGAINST	ABSTAIN

“RESOLVED, AS AN ORDINARY RESOLUTION THAT, ON A NON-BINDING ADVISORY BASIS, certain governance provisions contained in the Proposed Charter, being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as seven separate sub-proposals, be and are hereby approved and adopted (collectively, the “Advisory Governance Proposals”), none of which are conditioned on any Condition Precedent Proposals:

•  Advisory Proposal A — to increase the total number of authorized shares of all classes of capital stock to 785,000,000 shares, consisting of 740,000,000 authorized shares of common stock and 45,000,000 authorized shares of preferred stock;

•  Advisory Proposal B — to provide that subject to the rights of any holders of preferred stock to elect directors, the number of directors that shall constitute the New Semnur Board shall be as determined from time to time exclusively by the New Semnur Board, except that until such time as the Scilex Trigger Event occurs, the stockholders of New Semnur shall be permitted to fix the number of directors;

•  Advisory Proposal C — to require the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of the voting power of all then-outstanding shares of stock of New Semnur entitled to vote thereon, voting together as a single class, from and after the Scilex Trigger Event (and prior to such event, by the affirmative vote of the holders of a majority of voting power of the then-outstanding shares of stock of New Semnur entitled to vote generally in the election of such directors);

•  Advisory Proposal D — to provide that from and after the Scilex Trigger Event, the alteration, amendment or repeal of certain provisions of the Proposed Charter will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class;

•  Advisory Proposal E — to provide that from and after the Scilex Trigger Event, the alteration, amendment or repeal of the Proposed Bylaws will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class;

•  Advisory Proposal F — to provide that from and after the Scilex Trigger Event, stockholders will not be permitted to act by written consent in lieu of holding a meeting of stockholders; and

•  Advisory Proposal G — to change the post-Business Combination corporate name from “Denali Capital Acquisition Corp.” to “Semnur Pharmaceuticals, Inc.,” to make the post-Business Combination company’s corporate existence perpetual and to “eliminate provisions specific to its status as a blank check company.””

	☐	☐	☐

Proposal 6 — The Director Election Proposal	FOR	AGAINST	ABSTAIN

“RESOLVED, AS AN ORDINARY RESOLUTION THAT, effective as of the consummation of the Business Combination, Jaisim Shah, Henry Ji, Ph.D., Jay Chun, M.D., Ph.D., Dorman Followwill and Yue Alexander Wu, Ph.D., be and are hereby elected as directors and serve on the New Semnur Board until the expiration of their respective terms and until their respective successors are duly elected and qualified (such proposal, the “Director Election Proposal”). The Director Election Proposal is conditioned on the approval of the other Condition Precedent Proposals.”

Jay Chun, M.D., Ph.D. – Class I director	☐	☐	☐

Dorman Followwill – Class II director	☐	☐	☐

Yue Alexander Wu, Ph.D. – Class II director	☐	☐	☐

Henry Ji, Ph.D. – Class III director	☐	☐	☐

Jaisim Shah – Class III director	☐	☐	☐

Proposal 7 — The Nasdaq Proposal	FOR	AGAINST	ABSTAIN

“RESOLVED, AS AN ORDINARY RESOLUTION THAT, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Denali Ordinary Shares and the resulting change in control in connection with the Business Combination, be and are hereby approved and adopted (such proposal, the “Nasdaq Proposal”). The Nasdaq Proposal is conditioned on the approval of the other Condition Precedent Proposals.”	☐	☐	☐

Proposal 8 — The Option Exchange Proposal	FOR	AGAINST	ABSTAIN

“RESOLVED, AS AN ORDINARY RESOLUTION THAT, effective as of the effective time of the Merger, each Semnur Option that is then outstanding shall be converted into the right to receive an option relating to New Semnur Common Stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the effective time of the Merger, including with respect to vesting and termination-related provisions, as determined in accordance with the Merger Agreement (such proposal, the “Option Exchange Proposal”). The Option Exchange Proposal is conditioned on the approval of the other Condition Precedent Proposals.”	☐	☐	☐

Proposal 9 — The Adjournment Proposal	FOR	AGAINST	ABSTAIN

“RESOLVED, AS AN ORDINARY RESOLUTION THAT, the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the Business Combination Proposal, the Domestication Proposal, the Charter Approval Proposal, the Bylaws Approval Proposal, the Advisory Governance Proposals, the Director Election Proposal, the Nasdaq Proposal and the Option Exchange Proposal (together the “Condition Precedent Proposals”), in the event Denali does not receive the requisite shareholder vote to approve the foregoing proposals, be and is hereby approved (such proposal, the “Adjournment Proposal”). The Adjournment Proposal is not conditioned on the approval of any of the Condition Precedent Proposals.”	☐	☐	☐

Dated: , 2025

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.